UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2010
BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 460-1600
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1
EX-99.2
EX-99.3

Item 8.01	Other Events.
          BioScrip, Inc. (the “Company”) is filing this Current Report on Form 8-K to file as exhibits the audited consolidated financial statements of Critical Homecare Solutions Holdings, Inc. (“CHS”), and the notes thereto, as of and for the fiscal year ended December 31, 2009 (the “CHS 2009 Audited Financial Statements”), the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CHS” and the Company’s unaudited pro forma combined financial information, which reflects the CHS 2009 Audited Financial Statements, which are included as Exhibits 99.1, 99.2 and 99.3, respectively. As previously disclosed, the Company entered into an agreement and plan of merger, dated as of January 24, 2010, pursuant to which the Company agreed to acquire CHS (the “Acquisition”). The Acquisition is subject to the satisfaction of certain closing conditions, including the receipt of certain approvals of the Company’s stockholders, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 24, 2010.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Critical Homecare Solutions Holdings, Inc. audited consolidated financial statements as of and for the year ended December 31, 2009

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Critical Homecare Solutions Holdings, Inc.

99.3	Unaudited Pro Forma Combined Financial Information of BioScrip, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.
Date: March 15, 2010	By:	/s/ Barry A. Posner
Barry A. Posner
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Critical Homecare Solutions Holdings, Inc. audited consolidated financial statements as of and for the year ended December 31, 2009

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Critical Homecare Solutions Holdings, Inc.

99.3	Unaudited Pro Forma Combined Financial Information of BioScrip, Inc.